Exhibit 99.1

Arlington Asset Investment Corp. Shareholders Approve Merger with Ellington Financial Inc.

MCLEAN, Va., Dec. 12, 2023 /PRNewswire/ -- Arlington Asset Investment Corp. (NYSE: AAIC) (“Arlington”) announced today that its shareholders have voted to approve the proposed merger transaction with Ellington Financial Inc. (NYSE: EFC) (“Ellington Financial”) at a special meeting of shareholders of Arlington held today.

Approximately 98.2% of the votes cast at the special meeting – which is approximately 62.8% of the issued and outstanding shares of Arlington Class A common stock (the “Arlington Common Stock”) entitled to vote at the special meeting -- voted to approve the terms of the previously announced Agreement and Plan of Merger, dated as of May 29, 2023 (the “Merger Agreement”), by and among Ellington Financial, EF Merger Sub Inc., a wholly owned subsidiary of Ellington Financial (“Merger Sub”), Arlington and, solely for the limited purposes set forth therein, Ellington Financial Management LLC (“EFC Manager”), which, among other things, provides for the merger of Arlington with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a subsidiary of Ellington Financial (the “Merger”).

If the Merger is completed, and upon the satisfaction of the conditions set forth in the Merger Agreement, each issued and outstanding share of Arlington Common Stock will be converted into the right to receive: (i) from Ellington Financial, 0.3619 shares of Ellington Financial common stock and (ii) from EFC Manager, cash consideration of $0.09 per share. Ellington Financial will pay cash in lieu of any fractional shares of Ellington Financial common stock that would otherwise have been received as a result of the Merger.

In addition, as a result of the Merger, (i) each outstanding share of Arlington 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock will be converted into the right to receive one share of newly-designated Ellington Financial 7.00% Series D Cumulative Perpetual Redeemable Preferred Stock and (ii) each outstanding share of Arlington 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock will be converted into the right to receive one share of newly-designated Ellington Financial 8.250% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock.

The Merger is expected to close on December 14, 2023, subject to the satisfaction of the remaining closing conditions set forth in the Merger Agreement and discussed in detail in the proxy statement/prospectus filed with the U.S. Securities and Exchange Commission on November 3, 2023.

About Arlington Asset Investment Corp.

Arlington Asset Investment Corp. (NYSE: AAIC) currently invests primarily in mortgage related assets and has elected to be taxed as a REIT. Arlington is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Forward-Looking Statements

This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Arlington and Ellington Financial intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with the safe harbor provisions. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” “projects,” “could,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Forward-looking statements regarding Arlington and Ellington Financial include, but are not limited to, statements related to the proposed Merger, including the anticipated timing, benefits and financial and operational impact thereof; other statements of management’s belief, intentions or goals; and other statements that are not historical facts. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: Arlington’s and Ellington Financial’s ability to complete the proposed Merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to satisfaction of closing conditions to consummate the proposed Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; risks related to diverting the attention of Arlington and Ellington Financial management from ongoing business operations; failure to realize the expected benefits of the proposed Merger; significant transaction costs and/or unknown or inestimable liabilities; the risk of shareholder litigation in connection with the proposed Merger, including resulting expense or delay; the risk that Arlington’s and Ellington Financial’s respective businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; effects relating to the announcement of the proposed Merger or any further announcements or the consummation of the proposed Merger on the market price of Arlington’s or Ellington Financial’s common stock; the availability of suitable investment or disposition opportunities; changes in interest rates, interest rate spreads, the yield curve and prepayment rates; the availability and terms of financing; general economic conditions; market conditions; inflationary pressures on the capital markets and the general economy; legislative and regulatory changes that could adversely affect the businesses of Arlington and Ellington Financial; risks relating to the uncertainty and economic impact of a resurgence of the COVID-19 pandemic or other public health emergencies; and other risks and uncertainties affecting Arlington and Ellington Financial, including those described from time to time under the caption “Risk Factors” and elsewhere in Arlington’s and Ellington Financial’s SEC filings and reports, including Arlington’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, Ellington Financial’s Annual Report on Form 10-K for the year ended December 31, 2022, and other filings and reports by either company. Moreover, other risks and uncertainties of which Arlington or Ellington Financial are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by Arlington or Ellington Financial on their respective websites or otherwise. Neither Arlington nor Ellington Financial undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law.

Contact

Arlington Asset Investment Corp.

Investor Relations and Media:

Rich Konzmann

(703) 373-0200

ir@arlingtonasset.com